UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

ARGENTA SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:  January 26, 2007

INFORMATION STATEMENT
OF
ARGENTA SYSTEMS, INC.
12/F, Shanxi Zhengquan Building
Gaoxin 2nd Road
Xian, Shanxi Province, China

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
The actions described in this Information Statement have already been approved by our majority stockholders. A vote of the remaining stockholders is not necessary.

This Information Statement is first being furnished on or around January 29, 2007 to the stockholders of record as of the close of business on January 25, 2007 the common stock of Argenta Systems, Inc., a Nevada corporation (the “Company”).

The Board of Directors of the Company has approved, and a total of three shareholders holding a total of 42,741,922 shares of the Company’s common stock (“Common Stock”) that are entitled to vote on the matters described in this information statement, have consented in writing to the actions described below. The shares of the Company’s capital stock entitled to vote on these actions are referred to in this information statement as the “Voting Shares.” The three consenting holders of the Common Stock hold approximately 73.4% of the total Voting Shares entitled to vote on the actions referred to herein. Such approval and consent constitute the approval and consent of holders of a majority of the total number of the Voting Shares and are sufficient under the Nevada Revised Statutes and the Company’s Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of the Company for a vote, and this information statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including Regulation 14C.

ACTION BY BOARD OF DIRECTORS AND
CONSENTING STOCKHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of the Company’s Common Stock.

The Company will only deliver one information statement to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. Upon written or oral request, the Company will promptly deliver a separate copy of this information statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: ARGENTA SYSTEMS, INC., 12/F, Shanxi Zhengquan Building; Gaoxin 2nd Road; Xian, Shanxi Province, China.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the outstanding shares of the Company entitled to vote (the “Voting Shares”) is required to effect the action described herein. The Company’s Articles of Incorporation does not authorize cumulative voting. As of the record date, there were 66,666,834 issued and outstanding shares of common stock (“Common Stock”), with one vote per share of Common Stock. Pursuant to Nevada Revised Statute 78.320, holders of a majority of the outstanding capital stock voted in favor of the actions described herein in a written consent dated January 25, 2007, attached hereto as Exhibit 1. These consenting stockholders are the record and beneficial owners of a total of 48,932,440 shares of the issued and outstanding shares of Common Stock. According to the Company’s Articles of Incorporation, the holders of Common Stock are entitled to one (1) vote per share of Common Stock held. Accordingly, the consenting stockholders collectively possess approximately 73.4% of the votes associated with the Voting Shares. No consideration was paid for the consents of the consenting stockholders. The consenting stockholders’ names, affiliations with the Company, and their beneficial holdings are summarized follows:
Consenting Stockholder	Affiliation	Number of Voting Shares	Percentage of Voting Shares

Shiming Wang	Officer, Director and 10% stockholder	6,190,617	9.29%

Shaanxi Meixian Shiming Non-Ferrous Metallurgy Co., Ltd.	10% stockholder	18,235,632	27.35%

Rui Wang, as Trustee of The Shiming Voting Trust dated January 24, 2006	10% stockholder	24,506,290	36.76%

		48,932,440	73.4%

(1)
Mr. Rui Wang is a trustee, appointed by Mr. Shiming Wang to represent various shareholders residing in the PRC, pursuant to The Shiming Voting Trust dated January 24, 2006. Mr. Rui Wang, Shiming (Xi’an) Enterprise Management Consulting Co. Ltd., and said PRC shareholders have entered into a Power of Attorney, Shareholders’ Voting Rights Proxy Agreement and Covenants Not to Sue pursuant to which Mr. Rui Wang has the power to vote, and limited power to dispose, of these shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS’ RIGHT OF APPRAISAL

None.

RECENT CHANGES IN CONTROL

November 2006 Change in Control

As reported in the Company’s current report on Form 8-K filed on August 31, 2006, and as more fully described below in Item 1.02, on August 25, 2006, Argenta Systems, Inc., a Nevada corporation (the “Company” or “Argenta”) entered into an Agreement and Plan of Share Exchange (“Exchange Agreement”) with certain significant stockholders of Argenta (collectively, the “Argenta Shareholders”), Shiming (Cayman) Ltd., a limited liability company incorporated under the laws of the Cayman Islands (the “Operating Company”), and each of the shareholders of the Operating Company (“Operating Company Shareholders”). We are a designer, developer and manufacturer of liquid crystal display (or LCD) products such as computer monitors and televisions. The closing of the share exchange transaction under the Exchange Agreement (the “Closing”) occurred on November 10, 2006 (the “Closing Date”).

On the Closing Date of the Exchange Agreement, we acquired the Operating Company by issuing 57,666,834 shares of our common stock (the “Argenta Shares”) to the Operating Company Shareholders and consultants, and in exchange, the Operating Company Shareholders assigned 100% of the outstanding common stock of the Operating Company to Argenta. As a result of the transactions contemplated under the Exchange Agreement, (1) we acquired the business and operations of the Operating Company, and as a result our principal business activities now consist of the business of the Operating Company, and (2) the Operating Company Shareholders now hold approximately 83.5% of our issued and outstanding stock. A copy of the Exchange Agreement is included as Exhibit 2.1 to our current report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2006.

In connection with the transaction under the Share Exchange Agreement on November 10, 2006, Douglas Levell and Joann Hilton agreed to resign as directors, and the following persons were appointed members of the Board of Directors:

Shiming Wang
Ziyuan Lu
Kanming Wang
Nairang Liu
Genrong Qu

On November 10, 2006, Douglas Levell resigned as Chief Executive Officer of the Company, and Mr. Shimnig Wang was appointed as successor Chief Executive Officer. In addition, on such date, Ms. Joann Hilton resigned as Secretary of the Company, and Ms. Ziyuan Lu was appointed Secretary and Chief Financial Officer.

A more detailed description of the above Share Exchange transactions can be found in the Company’s Current Report on Form 8-K filed with the SEC on November 13, 2006.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of November 10, 2006, for each of the following persons, after giving effect to Transaction under the Exchange Agreement:

•	of our directors and each of the Company’s named executive officers;
•	all directors and executive officers as a group; and
•	each person who is known by us to own beneficially five percent or more of our common stock prior to this offering.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is 12/F, Shanxi Zhengquan Building, Gaoxin 2nd Road, Xian, Shanxi Province, China.

Name of stockholder	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned

Named executive officers and directors:

Shiming Wang	26,400,719 (1)	36.3%

Ziyuan Lu	208,750	*

Kanming Wang	—	—

Nairang Liu	1,665,201	2.5%

Genrong Qu	1,406,063	2.1%

Other 5% Stockholders:

Shaanxi Meixian Shiming Non-Ferrous Metallurgy Co., Ltd. (2)	19,709,770	27.4%

Rui Wang (3)	25,811,577 (3)	38.7%

All directors, director nominees, and executive officers as a group (five persons)	29,680,733	41.56%
__________________

(1)
Includes 19,709,770 shares of common stock held by Shaanxi Meixian Shiming Non-Ferrous Metallurgy Co., Ltd., of which Mr. Shiming Wang is a majority shareholder and director. Mr. Wang hereby disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein.

(2)	The mailing address of Shaanxi Meixian Shiming Non-Ferrous Metallurgy Co., Ltd. is Liubao Valley, Tangyu Town, Mei County, Shaanxi Province, China.
(3)
Includes 1,305,287 shares held directly by Mr. Rui Wang. Mr. Wang is also a trustee and holder of record of 24,506,290 shares on behalf of various non-U.S. individuals, pursuant to The Shiming Voting Trust dated January 24, 2006.

NOTICE TO STOCKHOLDERS OF ACTIONS
APPROVED BY CONSENTING MAJORITY STOCKHOLDERS

The following actions were approved by written consent of the Board of Directors and the consenting majority stockholders:

ACTION 1

AMENDMENT TO THE ARTICLES OF INCORPORATION TO
CHANGE THE COMPANY’S NAME

The consenting stockholders adopted and approved an amendment to the Company’s Articles of Incorporation to change the Company’s name to “Shiming U.S., Inc.” (the “Name Change”).

The Name Change will be implemented by filing a Certificate of Amendment with the Secretary of State of the State of Nevada (“Certificate of Amendment”). The text of the Certificate of Amendment is attached to this Information Statement as Exhibit A of the resolutions approving the Name Change, which are attached to this Information Statement as Exhibit 1. The Certificate of Amendment will become effective once it is filed with the Secretary of State of Nevada. Under Federal securities law, the Company cannot file the Certificate of Amendment until at least 20 days after mailing this Information Statement to our stockholders.

The consenting stockholders approved the Name Change based on management’s recommendation and view that the name “Shiming U.S., Inc.” provides for improved branding and a better description of the Company’s business and operations. The consenting stockholders also approved, based on management’s recommendation, a Certificate of Amendment to the Company’s Certificate of Incorporation in order to effectuate the Name Change.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 450 Fifth Street, NW, Washington, DC 20549 or may be accessed on the SEC website at www.sec.gov.

EXHIBIT 1

JOINT WRITTEN CONSENT OF THE
BOARD OF DIRECTORS
AND
THE MAJORITY STOCKHOLDERS
OF
ARGENTA SYSTEMS, INC.,
a Nevada Corporation

The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the outstanding voting stock of Argenta Systems, Inc., a Nevada corporation (the “Corporation”), acting pursuant to the authority granted by Sections 78.207, 78.385, 78.390, 78.315 and 78.320 of the Nevada Revised Statutes, and the By-Laws of the Corporation, do hereby adopt the following resolutions by written consent as of January 25, 2007:

AMENDMENT TO ARTICLES OF INCORPORATION
 (NAME CHANGE)

WHEREAS, it is proposed that the Corporation amend its Articles of Incorporation to change the name of the Corporation (the “Name Change”) to “Shiming U.S., Inc.”

NOW, THEREFORE, BE IT RESOLVED, that the undersigned majority stockholders and the Board of Directors hereby adopt and approve the Name Change to “Shiming U.S., Inc.”;

RESOLVED FURTHER, that, to effectuate the Name Change, Article One of the Corporation’s Articles of Incorporation, as amended and in effect on the date hereof (the “Articles of Incorporation”), shall be amended and restated by the Corporation’s filing of a Certificate of Amendment to the Articles of Incorporation which shall state that the Name of the Corporation shall be amended and restated as “Shiming U.S., Inc.”

RESOLVED FURTHER, that any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the “Schedule 14C”) informing the stockholders of the Corporation who are not signatory hereto of the action taken hereby;

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file the Certificate of Amendment with the Secretary of State of the State of Nevada that is substantially in the form as set forth in Exhibit A hereto, in accordance with applicable law;

RESOLVED FURTHER, that any executive officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any executive officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

This Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the stockholders of this Corporation.

This Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Written Consent.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the undersigned, being all of the Directors of the Corporation and the holders of at least a majority of the Corporation’s outstanding voting stock, have executed this Written Consent on and effective for all purposes as of the date first written above.

MAJORITY STOCKHOLDERS:

Wang Shiming

Shaanxi Meixian Shiming Non-Ferrous Metallurgy Co., Ltd.

Wang Shiming, President

Rui Wang, as Trustee of The Shiming Voting Trust dated January 24, 2006

DIRECTORS:

Shiming Wang

Ziyuan Lu

Kanming Wang

Nairang Liu

Genrong Qu

EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT

CERTIFICATE OF AMENDMENT TO
ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.    Name of corporation: ARGENTA SYSTEMS, INC.

2.    The articles have been amended as follows (provide article numbers, if available):

Article I is hereby deleted in its entirety and the following Article I is substituted in lieu thereof:

ARTICLE I

The name of the corporation is “SHIMING U.S., INC.”

3.    The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 73.4%

4.    Effective date of filing (optional): ____________________

5.    Officer Signature (required): ________________________